EXHIBIT 23.1
                                                                    ------------


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Stock Incentive Plan of International Telecommunication Data Systems, Inc. of our report dated February 16, 1999, with respect to the consolidated financial statements of International Telecommunication Data Systems, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



Stamford, Connecticut
April 29, 1999

                                                               Ernst & Young LLP